77C  ACVP II 12/31/07 NSAR filing

Proxy Voting Results

     A special meeting of shareholders was held on July 27, 2007, to vote on the following proposal. The proposal received the required number of votes of the American Century Variable Portfolios II, Inc. and was adopted. A summary of voting results is listed below the proposal.

     Proposal: To elect eight Directors to the Board of Directors of American Century Variable Portfolios II, Inc. (the proposal was voted on by all shareholders of funds issued by American Century Variable Portfolios II, Inc.).


Jonathan S. Thomas         For:                     46,983,881
                           Withhold:                 1,138,541
                           Abstain:                          0
                           Broker Non-Vote:                  0

John Freidenrich           For:                     46,858,380
                           Withhold:                 1,264,042
                           Abstain:                          0
                           Broker Non-Vote:                  0

Ronald J. Gilson           For:                     46,961,585
                           Withhold:                 1,160,837
                           Abstain:                          0
                           Broker Non-Vote:                  0

Kathryn A. Hall            For:                     46,950,231
                           Withhold:                 1,172,191
                           Abstain:                          0
                           Broker Non-Vote:                  0

Peter F. Pervere           For:                     46,998,955
                           Withhold:                 1,123,467
                           Abstain:                          0
                           Broker Non-Vote:                  0

Myron S. Scholes           For:                     46,980,765
                           Withhold:                 1,141,657
                           Abstain:                          0
                           Broker Non-Vote:                  0

John B. Shoven             For:                     46,978,484
                           Withhold:                 1,143,938
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jeanne D. Wohlers          For:                     46,956,710
                           Withhold:                 1,165,712
                           Abstain:                          0
                           Broker Non-Vote:                  0